EXHIBIT 10.1

On March 20, 2006, the Board of Directors of PubliCARD, Inc. approved a thirty-three percent reduction in compensation for all non-employee directors effective April 1, 2006. As a result, the annual retainer for Harry I. Freund, Chairman of the Board of Directors, and Jay S. Goldsmith, Vice Chairman of the Board of Directors, was reduced from $100,000 to $66,667, and the annual retainer for all other non-employee directors was reduced from $24,000 to $16,000. These arrangements have indefinite terms and are terminable at any time by either party.